SECURITIES AND EXCHANGE COMMISSION

		     WASHINGTON, D.C. 20549

			    FORM 8-K


			 CURRENT REPORT


		  PURSUANT TO SECTION 13 OR 15(d)
		OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported):  January 10, 2000

			    ALCOA INC.

     (Exact name of registrant as specified in its charter)


	Pennsylvania              1-3610          25-0317820

(State or other jurisdiction  (Commission File  (I.R.S. Employer
      of incorporation)           Number)      Identification No.)


201 Isabella Street, Pittsburgh, Pennsylvania         15212-5858

  (Address of principal executive offices)            (Zip code)

	Office of Investor Relations       412-553-3042
	Office of the Secretary            412-553-4707

      (Registrant's telephone number including area code)


Item 5. Other Events.

The Registrant issued the following press releases on January 10, 2000:

Alcoa's Earnings Surge 24% Year-to-Year,
Exceed $1 Billion for the First Time

    PITTSBURGH, January 10, 2000 -- Alcoa announced today that for the first time in its 110-year history, the company had over a billion-dollars in earnings for the year.
    For the year 1999, Alcoa's net income was $1.054 billion, or $2.82 per diluted share, up 24% from $853 million, or $2.42 per share for 1998.
    "Alcoa's excellent performance in 1999 reflects the growing success of Alcoans worldwide in aligning our processes and systems with the Alcoa Business System," said CEO Alain Belda. "Our processes are more efficient, with improved cycle time, less waste, and reduced inventories as we strive to produce what the customer wants, when it's wanted."


			     Fourth Quarter                              Year
		   1999          1998          %Change       1999        1998          %Change
		  ----------------------------------------------------------------------------

Revenues          $4,253.1      $4,198.8           1%       $16,322.8   $15,339.8          6%
Net Income           333.9         218.3          53          1,054.1       853.0         24
Earnings
    per share     $    .89          $.59          51            $2.82       $2.42         17
Debt as a % of
    Invested Capital                                            28.3%       31.7%        (11)

(dollars in millions, except for share amounts)


    Net income for the 1999 fourth quarter was $333.9 million, or 89 cents per diluted share, up 53% from $218.3 million, or 59 cents per share, for the 1998 fourth quarter.
    Revenues for the 1999 fourth quarter were $4.3 billion, compared with $4.2 billion in the year ago quarter. For the full year 1999, revenues were a record $16.3 billion, compared with $15.3 billion for 1998.
    "We continued to make progress on our $1.1 billion cost-reduction initiative," noted CEO Belda. At the end of 1999, the company had achieved $728 million in annualized cost savings towards its $1.1 billion target. Announced in mid-1998, this aggressive target is to be achieved by January 1, 2001. The quarterly run rate at the end of the 1999 fourth quarter was $182 million, compared with $159 million for the 1999 third quarter.
    Results for the 1999 fourth quarter were affected positively by $31 million, or 8 cents per share, related to LIFO inventory reductions which are tangible results coming from the Alcoa Production System, and a decrease in Alcoa's effective tax rate from 32% to 29.9% for the year as a result of a decrease in the Australian income tax rate. The quarter was affected negatively by an uptick in administrative costs which is substantially attributable to higher acquisition expenses and incentive accruals for exceptional performance.
    Return on shareholders' equity was 17.2% for 1999 and 16.3% for 1998. Founded in 1888, Alcoa is the world's leading producer of aluminum and alumina and a major participant in all segments of the industry: mining, refining, smelting, fabricating and recycling. Alcoa serves customers worldwide in the packaging, automotive, aerospace, construction and other markets with a great variety of fabricated and finished products. The company has 250 operating locations in 31 countries.

Alcoa Inc.  (NYSE: AA)

Financial and operating data for Alcoa and its subsidiaries follow.



			 FINANCIAL REPORT
		       Alcoa and subsidiaries
	      (in millions except share and ton amounts)
			   (UNAUDITED)

							       Fourth quarter
						      -------------------------------
For the period ended December 31                           1999               1998

-------------------------------------------------------------------------------------

Sales                                                 $4,253.1         $4,198.8
Other income                                              45.9             55.4

						       4,299.0          4,254.2


Cost of goods sold                                     3,147.8          3,262.8
Selling, general administrative and other expenses       254.7            251.2
Research and development expenses                         36.6             47.2
Provision for depreciation and depletion                 224.4            238.3
Interest expense                                          42.0             57.9

						       3,705.5          3,857.4


    Income from operations before taxes on income        593.5            396.8
Provision for taxes on income                            151.1            120.9


    Income from operations                               442.4            275.9

Less: Minority interests' share                         (108.5)           (57.6)

NET INCOME                                              $333.9           $218.3


Earnings per common share:
    Basic                                                $0.91             $0.59
    Diluted                                              $0.89             $0.59

Average number of shares used to compute:
    Basic earnings per common share                366,913,979       366,838,176
    Diluted earnings per common share              375,375,259       369,341,168

Translation and exchange adjustments included
    in net income                                         $2.8             $(3.8)

Shipments of aluminum products (metric tons)         1,129,000         1,174,000



			     FINANCIAL REPORT
			 Alcoa and subsidiaries
	    (in millions except share and ton amounts)
			    (UNAUDITED)

						   Twelve months

For the period ended December 31                 1999            1998

Sales                                            $16,322.8     $15,339.8
Other income                                         123.6         149.6

						  16,446.4      15,489.4


Cost of goods sold                                12,535.5      11,933.4
Selling, general administrative and
    other expenses                                   851.2         782.5
Research and development expenses                    128.0         128.4
Provision for depreciation and depletion             887.6         842.4
Interest expense                                     195.2         197.9

						  14,597.5      13,884.6


    Income from operations before taxes
    on income                                      1,848.9       1,604.8
Provision for taxes on income                        552.8         513.5


    Income from operations                         1,296.1       1,091.3

Less: Minority interests' share                     (242.0)       (238.3)


Net Income                                        $1,054.1        $853.0

Earnings per common share:
    Basic                                            $2.87         $2.44
    Diluted                                          $2.82         $2.42

Average number of shares used to compute:
    Basic earnings per common share            366,944,365   349,113,644
    Diluted earnings per common share          373,644,872   351,616,636

Shares outstanding at end of period            367,748,998   366,809,078

Translation and exchange adjustments included
    in net income                                    $(8.3)        $(8.0)
Shipments of aluminum products (metric tons)     4,478,000     3,951,000




ALCOA 4th QUARTER SUPPLEMENTAL INFORMATION


Consolidated
   Revenues         4Q98      1Q99     2Q99     3Q99      4Q99      1999
  Alumina and
     chemicals     452.7     420.3    455.8    473.9     492.0   1,842.0
  Primary metals   629.8     533.7    518.6    559.9     628.7   2,240.9
  Flat-rolled
     products    1,291.8   1,269.6  1,257.6  1,273.0   1,312.3   5,112.5
  Engineered
     products      978.8     942.3    939.3    917.1     929.6   3,728.3
  Other            839.4     812.8    861.1    828.4     890.5   3,392.8
Total            4,192.5   3,978.7  4,032.4  4,052.3   4,253.1  16,316.5

Consolidated Shipments (KMT's)
  Alumina and
     chemicals     1,783     1,664    1,836    1,814     1,740     7,054

  Primary metals     441       370      354      335       383     1,442
  Flat-rolled
     products        479       487      496      496       503     1,982
  Engineered
      products       240       258      249      249       233       989
  Other               14        17       18       20        10        65
  Total Aluminum   1,174     1,132    1,117    1,100     1,129     4,478

Average realized
   price - Primary  0.64      0.63     0.64     0.71      0.72      0.67



Alcoa and subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

ASSETS                                                      December 31    December 31
								1999           1998
							    -----------    -----------
Current assets:
  Cash and cash equivalents (includes cash of $67.4 in
  1999 and $131.1 in 1998)                                    $   236.9      $   342.2
  Short-term investments                                           76.8           39.4
  Receivables from customers, less allowances:
    1999-$58.0; 1998-$61.4                                      2,199.5        2,163.2
  Other receivables                                               164.6          171.0
  Inventories                                                   1,618.4        1,880.5
  Deferred income taxes                                           232.9          198.0
  Prepaid expenses and other current assets                       270.9          230.8
							      ---------      ---------
    Total current assets                                        4,800.0        5,025.1
							      ---------      ---------

Properties, plants and equipment, at cost                      18,435.6       18,224.5
Less, accumulated depreciation, depletion and
  Amortization                                                  9,302.7        9,091.0
							      ---------      ---------
    Net properties, plants and equipment                        9,132.9        9,133.5
							      ---------      ---------
Goodwill, net of accumulated amortization of $220.5 in
  1999 and $179.3 in 1998                                       1,328.4        1,414.1
Other assets                                                    1,804.5        1,889.8
							      ---------      ---------
    Total assets                                              $17,065.8      $17,462.5
							      =========      =========

LIABILITIES
Current liabilities:
  Short-term borrowings                                       $   342.7      $   431.0
  Accounts payable, trade                                       1,218.9        1,044.3
  Accrued compensation and retirement costs                       582.5          553.2
  Taxes, including taxes on income                                368.2          431.3
  Other current liabilities                                       423.6          627.4
  Long-term debt due within one year                               67.4          181.1
							      ---------      ---------
    Total current liabilities                                   3,003.3        3,268.3
							      ---------      ---------
Long-term debt, less amount due within one year                 2,656.9        2,877.0
Accrued postretirement benefits                                 1,720.2        1,840.1
Other noncurrent liabilities and deferred credits               1,472.8        1,587.1
Deferred income taxes                                             437.0          358.1
							      ---------      ---------
    Total liabilities                                           9,290.2        9,930.6
							      ---------      ---------

MINORITY INTERESTS                                              1,457.9        1,476.0
							      ---------      ---------

CONTINGENT LIABILITIES                                              -              -

SHAREHOLDERS' EQUITY
Preferred stock                                                    55.8           55.8
Common stock                                                      394.7          394.7
Additional capital                                              1,703.7        1,675.9
Retained earnings                                               6,061.4        5,305.1
Treasury stock, at cost                                        (1,259.6)      (1,028.7)
Accumulated other comprehensive loss                             (638.3)        (346.9)
							      ---------      ---------
Total shareholders' equity                                      6,317.7        6,055.9
							      ---------      ---------
Total liabilities and shareholders' equity                    $17,065.8      $17,462.5
							      =========      =========


Alcoa Announces 33% Increase in Base Dividend, 2-for-1 Stock Split

    PITTSBURGH, January 10, 2000 - Alcoa today announced that its Board of Directors approved a base quarterly dividend increase of 33.3%, to 25 cents per common share from 18.75 cents per share. For a full year, base dividends will now total $1.00 compared with 75 cents before the increase.
    The company also announced that it will maintain its variable dividend, linked directly to financial performance. The variable dividend is 30% of the company's annual earnings when these earnings exceed a threshold. The threshold is changed to $3.00 per basic share from $2.25 per share. The variable dividend is paid in the following year in four equal quarterly installments with the base quarterly dividends.
    Under the new policy, the Board declared a quarterly common stock dividend of 25 cents per share that is payable on February 25, 2000, to shareholders of record at the close of business on February 4, 2000. The 2000 dividend, based on the new formula, is a 24% increase from the 1999 dividend payment.
    The directors also voted a regular dividend of 93.75 cents per share on Alcoa's $3.75 cumulative preferred stock, payable April 1, 2000 to shareholders of record on March 10, 2000.

2-for-1 Stock Split
    The Board declared a two-for-one split of Alcoa's common stock. The stock split is subject to approval of Alcoa share-holders who must approve an amendment to the company's articles to increase the authorized shares of common stock at Alcoa's annual meeting on May 12, 2000. Shareholders of record on May 26, 2000, will receive an additional common share for each share held, which will be distributed on June 9, 2000.

Commitment to Stock Repurchase Program
    Alcoa restated its commitment to its previously authorized share repurchase program which it announced last year. Because of restrictions imposed by U.S. securities laws, the company has not repurchased its shares since October and is precluded from doing so until after the Reynolds shareholder meeting scheduled for February 11, 2000. It is Alcoa's intention to restart the stock repurchase program at that time.

    In addition to the foregoing press releases, Alcoa reiterated that it is targeting, and plans to achieve, cost and efficiency savings of approximately $200 million (pre-tax) by the end of the second year after the closing of the stock-for-stock merger transaction with Reynolds Metals Company. The projected cost synergies, approximately half of which are anticipated for the first year after closing, will be in addition to Alcoa's ongoing $1.1 billion (pre-tax) cost-reduction program.

				SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the following authorized officer.

				ALCOA INC.


				By  /s/Richard B. Kelson
Date: January 10, 2000                 Richard B. Kelson
				       Executive Vice President
				       and Chief Financial Officer